UNION PACIFIC CORPORATION

                        Medium-Term Notes, Series E

                           Distribution Agreement

                                                           October 19, 1998

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Chase Securities Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.


Dear Sirs:

          Union Pacific Corporation, a Utah corporation (the "Company"), hereby sets forth its agreement with Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. (each an "Agent" and collectively the "Agents"), pursuant to this Distribution Agreement (the "Agreement"), to provide for certain arrangements relating to the issue and sale from time to time by the Company of medium-term notes registered under the Registration Statement defined in Section 1(a) hereof from which the Company will receive aggregate proceeds (before commissions) of $1,225,000,000 (including the U.S. dollar equivalent of any foreign currency notes) (any such medium--term notes being hereinafter referred to as the "Securities"), subject to reduction as a result of the sale after the date hereof of certain other Registered Securities (as defined in Section 1(a)).

          The Company proposes to issue and sell from time to time varying principal amounts of the Securities. The Securities will have varying designations, interest rates and times of payment of any interest, maturities and other terms established from time to time by the Company and set forth in the prospectus referred to in Section 1(a) hereof as such may be supplemented or amended from time to time. The Securities are to be issued under, and the terms thereof established pursuant to, an Indenture dated as of December 20, 1996 (the "Indenture"), between the Company and Citibank, N.A. as trustee (the "Trustee"). Pursuant to the terms of the Indenture, Citibank, N.A., will initially act as Paying Agent and Security Registrar for the Notes.

          1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Agents as of the date hereof, as of each Settlement Date hereinafter referred to, and as of the times referred to in

Sections 6(a) and 6(b) hereof (in each such case, a "Representation Date"), that:

          (a) the first registration statement on Form S-3 (File
     No. 333-18345) (the "First Registration Statement") and the second registration statement on Form S-3 (File No. 333-54009) (the "Second Registration Statement", together with the First Registration Statement, the "Registration Statement"), each including a prospectus which relates to varying principal amounts of debt securities, including the Securities (collectively, the "Registered Securities"), were filed with the Securities and Exchange Commission (the "Commission") and have become effective. The term "Effective Date" shall mean with respect to the First Registration Statement and the Second Registration Statement, and with respect to each post-effective amendment thereto, the date such registration statement or amendment became or becomes effective. "Prospectus" shall mean the form of prospectus relating to the Securities contained in the First Registration Statement and the Second Registration Statement respectively, at the Effective Date. Any reference to the Registration Statement or the Prospectus as amended or supplemented shall be deemed to refer to such documents as amended or supplemented in relation to the Securities and shall be deemed to refer to and include any documents which are filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Registration Statement or the Prospectus to which such amendment or supplement relates and which are incorporated therein by reference;

          (b) the Registration Statement, as of the Effective Date, conformed, and the Registration Statement and the Prospectus, as amended and supplemented as of any applicable Representation Date, conforms or will conform, in all material respects, to the requirements of the Securities Act of 1933, as amended (the "Act"), the Exchange Act, where applicable, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations (the "Rules and Regulations") of the Commission, in each case as then in effect; neither the Registration Statement on the Effective Date, nor the Registration Statement or the Prospectus as amended and supplemented as of any applicable Representation Date, did or will include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph do not apply to (i) statements or omissions in the Registration Statement or the Prospectus, or any such amendment or supplement, based upon written information furnished to the Company by the Trustee expressly for use therein; (ii) the Statement of Eligibility and Qualification under the Trust Indenture Act on Form T-l of the Trustee, filed as an exhibit to the Registration Statement, except statements or omissions in such Statement of Eligibility made in reliance upon information furnished to the Trustee by or on behalf of the Company expressly for use therein; and (iii) statements in or omissions from any such documents made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein;

          (c) the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Indenture constitutes, and the Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to this Agreement or any Terms Agreement (as defined in Section 2(b)), will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Securities, when so issued and delivered and sold, will conform to the description thereof contained in the Prospectus;

          (d) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except (i) such as have been obtained and made under the Act and the Trust Indenture Act and (ii) such as may be required under state securities laws in connection with the issuance or sale of the Securities by the Company; and

          (e) the execution, delivery and performance of the Indenture, this Agreement and any Terms Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and any Terms Agreement.

          2. Employment to Solicit Purchases; Purchases by the Agents; Offering. (a) Subject to the terms and conditions and on the basis of the representations and warranties set forth herein, the Company agrees to appoint each of you as its agent to solicit offers for the purchase of all or part of the Securities and each of you, severally and not jointly, agrees, as agent of the Company, to use best efforts to solicit such offers. The Company agrees that whenever it determines to sell Securities directly to you as principal for resale to others it will, at your request, enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. The Company agrees to pay each of the Agents the commissions set forth in Schedule I hereto as compensation for Securities purchased as a result of solicitations made by such Agent; provided that the Company shall not be liable to more than one Agent for commissions with respect to any sale. The Agents shall communicate to the Company, by telephone, each offer to purchase Securities other than those rejected by the Agents. The Company shall have the right, in its sole discretion, to accept offers to purchase Securities and may reject any proposed purchase of Securities as a whole or in part. Each of the Agents shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Securities, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements and obligations herein. Administrative procedures with respect to the sale of Securities shall be agreed upon in writing from time to time by the Company and the Agents (the "Procedures") and shall be initially as agreed upon in writing as of the Closing Date. Each of the Agents and the Company agrees to perform its respective duties and obligations provided for herein and in the Procedures. The Procedures may only be amended by the Company and the Agents by written agreement. The Company reserves the right, in its sole discretion, to instruct the Agents to suspend solicitations of offers to purchase Securities at any time for any period of time or permanently. Upon receipt of such instruction, the Agents will forthwith suspend solicitation of offers to purchase Securities until such time as the Company has advised the Agents that such solicitation may be resumed.

          (b) Each sale of Securities to each of you as principal shall be made in accordance with the terms of this Agreement and, at your request, a separate agreement which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, you. Each such separate agreement (which shall be substantially in the form of Exhibit A hereto or which may take the form of an exchange of any standard form of written telecommunication between you and the Company) is herein referred to as a "Terms Agreement". Your commitment to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by you pursuant thereto, the price to be paid to the Company for such Securities, the initial public offering price, if any, at which the Securities are proposed to be reoffered and the time and place of delivery of any payment for such Securities (each such time, as well as any delivery date under the Procedures, a "Settlement Date"). Such Terms Agreement shall also specify any requirements for an opinion of counsel, officers' certificate and letter from Deloitte & Touche pursuant to Section 5 hereof. Each purchase of Securities, unless otherwise agreed, shall be at a discount from the principal amount equal to the applicable commission set forth in Schedule I hereto.

          (c) All activities of the Agents pursuant to this Agreement shall be in accordance with all applicable provisions of the Act, the Exchange Act, the Rules and Regulations, all applicable state securities or Blue Sky laws, and all applicable provisions of the rules of the National Association of Securities
Dealers, Inc.

          (d) So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of any such Agent, solicit or accept offers to purchase Securities otherwise than through one of the Agents (except as contemplated by Section 2(b) hereof); provided, however, that, subject to all the terms and conditions of this Agreement and any agreement contemplated by Section 2(b) hereof, the foregoing shall not be construed to prevent the Company from (i) selling at any time any Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Securities, (ii) making any direct sales of Securities to entities which are not brokers and are purchasing only for investment purposes and not for resale or (iii) selling Securities to or through an agent, other than an Agent, where the Company has entered into an agreement with such agent with substantially identical terms, conditions and obligations as this Agreement.

          3. Closing Date. The documents required to be delivered pursuant to Section 5 hereof shall be delivered at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, N.Y. 10019, on the date hereof, or at such other time as the Company and the Agents may agree upon in writing (the "Closing Date").

          4. Covenants of the Company. In connection with each offering of Securities, the Company covenants and agrees with the Agents that:

          (a) The Company will advise the Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, other than filings of documents deemed to be incorporated by reference therein (unless such filing relates primarily to the Securities), will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement and will not effect such amendment or supplement without the consent of the Agents (which will not be unreasonably withheld); the Company will also advise the Agents of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any such order.

          (b) If at any time when a prospectus relating to the Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the opinion of the Company or in the reasonable opinion of counsel for the Agents, to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Rules or

Regulations, the Company will notify the Agents promptly to suspend solicitation of purchases of the Securities; and, forthwith upon receipt of such notice, the Agents shall suspend their solicitation of purchases of the Securities and shall cease using the Prospectus which has been most recently distributed to the Agents by the Company; and, if the Company shall decide to amend or supplement the Registration statement or the Prospectus, it will promptly advise the Agents by telephone (with confirmation in writing) and will promptly prepare and, subject to the provisions of subsection (a) of this section, file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance, and will advise the Agents when the Agents are free to resume such solicitation. Notwithstanding the foregoing, if, at the time of any notification to suspend solicitations, any Agent shall own any of the Securities with the intention of reselling them, or the Company has accepted an offer to purchase Securities but the related settlement has not occurred, the Company, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) So long as a prospectus relating to the Securities is required to be delivered, or may in the future be required to be delivered, under the Act, on or prior to the date on which the Company makes an announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will as soon as practicable advise the Agents of such information and will thereafter post such information contained or to be contained in such announcement on the Company's website and promptly notify each agent that such information is available and, if necessary, provide such Agent assistance in accessing such information or otherwise provide such information to the Agents in writing, and, if the provisions of subsections (a) and (b) of this Section would so require, will subsequently cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Company also will post on the Company's website all other press releases or announcements to the general public and, if necessary, provide assistance to Agents in accessing such information or otherwise provide copies thereof to the Agents. The Company will immediately notify each Agent of any downgrading in the rating of the Securities or any other debt securities of the Company, or any proposal to downgrade the rating of the Securities or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or of any proposal or determination to place any of the Company's securities on credit watch for possible downgrade, in each case as soon as the Company learns of such downgrading, proposal or determination.

          (d) The Company will furnish to Cravath, Swaine & Moore, counsel for the Agents, one copy of the signed Second Registration Statement, including all exhibits, relating to the Securities in the form it became effective and of all amendments thereto and will furnish to each Agent copies of the Second Registration Statement, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Agent may reasonably request.

          (e) The Company will use its best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Agents may designate and will continue such qualifications in effect so long as required for the distribution, and the Company will use its best efforts to arrange for the determination of their eligibility for investment by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

          (f) As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, will reimburse the Agents for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determina tion of their eligibility for investment under the laws of such jurisdictions as the Agents may designate and will pay the expenses of printing all documents relating to the offering and of the mailing and delivering of copies thereof to the Agents and any fees charged by investment rating agencies for rating the Securities. Except as otherwise provided herein and in Section 7 hereof, the Agents will pay all their own costs and expenses, other than fees and costs of their counsel, which will be paid by the Company.

          (h) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the Agents' prior consent, offer or sell, or enter into any agreement to sell (other than, in any such case, a sale through an Agent), any debt securities of the Company with terms substantially similar to the Securities which are to be sold pursuant to such Terms Agreement (other than such Securities and commercial paper sold in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

          5. Conditions. The obligations of the Agents to proceed hereunder shall be subject to the condition that all representations and warranties of the Company herein are, at and as of the date hereof, as of the Closing Date, as of each Settlement Date with respect to any applicable Terms Agreement and each Settlement Date under the Procedures, true and correct, the condition that the Company shall have performed all its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representa tion Date, shall contain any untrue statement of fact which is material or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (b) On or within five days prior to the Closing Date, the Agents shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche, or a successor firm, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

          (i) in their opinion, the financial statements and schedules examined by them and included in the Pro spectus contained in the Registration Statement relating to the Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

          (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have respon sibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements, if any, included in such Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in such Prospectus; and

          (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in such Prospec tus (in each case to the extent that such dollar amounts, percentages and other financial information are contained in the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial infor mation to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into such Prospectus shall be deemed included in such Prospectus for purposes of this subsection.

          (c) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Agent, shall be contemplated by the Commission.

          (d) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of any Agent, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating or placement under creditwatch (other than such a placement with positive implications) of the Company's debt securities by Moody's Investors Service, Inc., or Standard & Poor's Corporation; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of any Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.

          (e)  The Agents shall have received the following:

          (i) An opinion, dated the Closing Date, of the Senior Vice President and General Counsel or the Assistant General Counsel of the Company, or other counsel satisfactory to the Agents, to the effect that:

               (A) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Utah, with corpo rate power and authority to own its properties and conduct its business as described in the Prospec tus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not involve a material risk to the business, operations or financial condition or results of the Company and its subsidiaries, taken as a whole;

               (B) the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Indenture constitutes, and the Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to this Agreement or any Terms Agreement, will constitute, valid and legally binding obliga tions of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Securities, when so issued and delivered and sold, will conform to the description thereof contained in the Prospectus;

               (C) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consumma tion of the transactions contemplated by this Agreement or any Terms Agreement, except (i) such as have been obtained and made under the Act and the Trust Indenture Act and (ii) such as may be required under state securities laws in connection with the issuance or sale of the Securities by the Company;

               (D) the execution, delivery and performance of the Indenture, this Agreement and any Terms Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and any Terms Agreement;

               (E) the Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspend ing the effectiveness of the Registration State ment or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (F) based on the information gained in the course of such counsel's participation, in such counsel's role as Senior Vice President and General Counsel or Assistant General Counsel, in certain meetings and making of certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, the Registration Statement, as of the Effective Date, the Registration Statement and the Prospectus as amended or supplemented, as of the Closing Date, and any further amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and

          Regulations; nothing has come to such counsel's attention in the course of performing such activities that caused such counsel to believe that the Registration Statement, as of the Effective Date, the Registration Statement or the Prospectus as amended or supplemented, as of the Closing Date, or any such amendment or supplement, as of its date, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such counsel may state that in rendering the foregoing opinion in this clause (F), such counsel does not assume responsibility for the accuracy or completeness of statements made in the Registration Statement and the Prospectus; the descriptions in the Registration Statement and the Prospectus as amended or supplemented of statutes, legal and governmental proceedings and contracts and other documents fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus as amended or supplemented which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus as amended or supplemented or to be filed as exhibits to the Registration Statement which are not described and filed as required, it being under stood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus as amended or supplemented; and

               (G) this Agreement has been duly authorized, executed and delivered by the Company.

          In rendering his opinion pursuant to this paragraph, such counsel may rely, as to all matters governed by Utah law, on the opinion of Steven A. Goodsell, Esq., or Dennis C. Farley, Esq., or other Utah counsel satisfactory to the Agents, a copy of which shall be provided concurrently with the opinion of such Senior Vice President and General Counsel or Assistant General Counsel.

          (ii) Such opinion or opinions, dated the Closing Date, relating to this Agreement of Cravath, Swaine & Moore, counsel for the Agents, with respect to the incorporation of the Company, the validity of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In render ing such opinion, Cravath, Swaine & Moore may rely, as to all matters governed by Utah law, upon the opinion of Mr. Goodsell or such other counsel referred to above.

          (iii) A certificate of the Chairman, the President, any Senior Vice President, any Vice President or the Treasurer and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Closing Date with the same effect as if made on such Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to their knowledge, threatened as of such date, and that, subsequent to the dates of the most recent financial statements included or incorporated by reference in the Prospectus as amended or supplemented, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, viewed as a whole, except as set forth or contemplated in the Prospectus as amended or supplemented or as described in such certificate.

          (iv) If any Agent shall so request, as of any Settlement Date with respect to any applicable Terms Agreement, a letter, dated as of such Settlement Date, of Deloitte & Touche or a successor firm reconfirming the matters set forth in their letter delivered to the Agents pursuant to Section 5(b) hereof.

          6. Additional Covenants of the Company. The Company agrees that:

          (a) each acceptance by it of an offer for the purchase of Securities hereunder shall be deemed to be an affirmation that no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the Company's knowledge, threatened at the time of such acceptance and that the representations and warranties of the Company contained in this Agreement are true and correct at and as of the time of such acceptance and an undertaking that no such stop order or proceeding shall have been issued or instituted or shall be pending or, to the Company's knowledge, threatened and that such representations and warranties will be true and correct at the time of delivery to the purchaser or the pur chaser's agent of the Securities relating to such acceptance, as though made at and as of each such time (except that such statement and such representations and warranties shall be deemed to relate to the Regis tration Statement and the Prospectus as amended and supplemented to each such time); provided that no representations and warranties shall be made with respect to the matters set forth in subclauses (i), (ii) and (iii) of Section 1(b) of this Agreement; and each such acceptance by the Company of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the Settlement Date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such Settlement Date and of any other Registered Securities to be issued and sold by the Company on or prior to such Settlement Date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Company will not exceed the amount of Registered Securities registered pursuant to the Registration Statement;

          (b) so long as a Prospectus relating to the Securities is required to be delivered, or may in the future be required to be delivered, under the Act, each time that the Registration Statement or the Prospectus shall be amended or supplemented with respect to the Securities including the filing of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and, if requested by an Agent, Current Reports on Form 8-K, but excluding (i) a Pricing Supplement (as such term is defined in the first supplement to the Prospectus relating to the Securities) or (ii) any Current Report on Form 8-K that does no more than file exhibits to the Registration Statement the Company shall furnish or cause to be furnished forthwith to the Agents a certificate in form satisfactory to the Agents to the effect that the statements contained in the certificates referred to in
     Section 5(e)(iii) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time);

          (c) subject to paragraph (h) below, so long as a Prospectus relating to the Securities is required to be delivered, or may in the future be required to be delivered, under the Act, each time that the Registration Statement or the Prospectus shall be amended or supplemented with respect to the Securities, including the filing of any Quarterly Report on Form 10-Q, Annual Report on Form 10-K and, if requested by an Agent, Current Report on Form 8-K, but excluding (i) a Pricing Supplement or (ii) any Current Report on Form 8-K that does no more than file exhibits to the Registration Statement, the Company shall furnish or cause to be furnished forthwith to the Agents a written opinion of the Senior Vice President and General Counsel or the Assistant General Counsel of the Company, or other counsel satisfactory to the Agents, dated the date of delivery of such opinion, in form satisfactory to the Agents in their reasonable judgment, of the same tenor as the opinion referred to in
     Section 5(e)(i) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, such counsel shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registra tion Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance);

          (d) subject to paragraph (h) below, so long as a Prospectus relating to the Securities is required to be delivered, or may in the future be required to be delivered, under the Act, each time that the Registration Statement or the Prospectus shall be amended or supplemented with respect to the Securities to set forth or incorporate by reference financial information included in or derived from the Company's consolidated financial statements, the Company shall cause Deloitte & Touche or a successor firm forthwith to furnish the Agents with a letter, dated the date of filing of such amendment or supplement with the Commission, in form satisfactory to the Agents in their reasonable judgment, of the same tenor as the letter referred to in Section 5(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided that if the Registration Statement or the Prospectus are amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, Deloitte & Touche may limit the scope of such letter, which shall be satisfactory in form to the Agents in their reasonable judgment, to the unaudited financial statements, notes thereto and the management's discussion and analysis relating thereto, in each case included in such amendment or supplement unless any other information included or incorporated by reference therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information;

          (e) the obligations of the purchasers or the Agents, as the case may be, to purchase and pay for any Securities hereunder will be subject to the condition that during the period of time after the Company has accepted an offer to purchase Securities pursuant to the provisions of the Procedures and prior to the time the purchasers or the Agents, as the case may be, have made payment for the Securities pursuant to the provi sions of the Procedures there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of any Agent, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating or placement under creditwatch (other than such a placement with positive implications) of the Company's debt securities by Moody's Investors Service, Inc., or Standard &

     Poor's Corporation; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of any Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities; or (vi) any material adverse change in the financial markets in the United States.

          (f) on each Settlement Date for the sale of Securities, the Company shall, if requested by an Agent that solicited or received the offer to purchase any Securities being delivered on such Settlement Date, furnish such Agent with a written opinion of counsel of the Company, dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses (A) and (B) of
     Section 5(e)(i) hereof, but modified, as necessary, to relate to the Prospectus as amended or supplemented at such Settlement Date and except that such opinion shall state that the Securities being sold by the Company on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (B) of
     Section 5(e)(i) hereof, and conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date; and

          (g) the Company agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to the satisfaction, on the related Settle ment Date, of each of the conditions set forth in Sections 5(a) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(a) on behalf of any such person.

          (h) the Company shall be entitled to suspend its obligations under the foregoing paragraphs (b), (c) and (d) if (i) the Agents have suspended solicitation of purchases of the Securities in their capacity as Agents pursuant to a request from the Company, and (ii) no Agent shall hold any Securities as principal or have purchased and not resold Securities pursuant to a Terms Agreement; the Company shall resume compliance with such paragraphs at such time as the Company shall determine and notify the Agents that the solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with an Agent, and compliance with such paragraphs with respect to the immediately preceding fiscal quarter or year end shall be a condition to the Agents' obligations.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or prelimi nary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reim burse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

          (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabili ties to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or prelimi nary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue state ment or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party other wise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indem nified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwith standing the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased through it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsec tion (d) to contribute are several in proportion to the respective aggregate principal amounts of Securities sold through each and are not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of the Agents under this Section shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          8. Default by Company. If the Company shall default in its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) in particular, shall pay to the Agents any commis sion to which they would be entitled in connection with such sale.

          9. Status of Each Agent. In soliciting offers to purchase the Securities from the Company pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 2(b)), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by such Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason.

          10. Survival of Representations. The respective indemnities, agreements, representations, warranties and other statements of the Agents and the Company set forth in this Agreement or made by them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or the Company or any of its officers or directors or any controlling person, and shall survive each delivery of and payment for any of the Securities.

          11. Termination. This Agreement may be terminated at any time by the Company as to any or all Agents or any or all of the Securities (other than any Securities that are subject to a Terms Agreement) or by any Agent as to itself upon the giving of written notice of such termination to the other parties hereto. In the event of any such termination, no party shall have any liability to the other parties hereto, except as provided in the third sentence of Section 2(a), Section 4(g), Section 7, Section 8,
Section 9 and Section 10 and except that, if at the time of termination (A) the Agents shall own any of the Securities with the intention of reselling them or (B) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or the purchaser's agent of the Security or Securities relating thereto has not occurred, the covenants set forth in Sections 4 and 6 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be.

          12. Notices. Except as otherwise specifically provided herein or in the Procedures, all statements, requests, notices and advices hereunder shall be in writing and shall be sufficient in all respects if delivered or sent by telecopier or registered mail, if to the Agents, at their respective addresses as set forth in the "Suspension of Solicitation; Amendment or Supplement" section of the Medium-Term Note Administrative Procedures for Fixed Rate and Floating Rate Notes, dated October 16, 1998, and if sent to the Company, at 1416 Dodge Street, MC CA 280, Omaha,
NE 68179, telecopy number 402-271-6408, Attention of Treasurer.

          13. Miscellaneous. This Agreement may be executed in two or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person will have any right or obligation hereunder. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

          14. Time. Time shall be of the essence in this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Agents and the Company in accordance with its terms.


                                            Very truly yours,


                                            UNION PACIFIC CORPORATION,

                                              by
                                                 ----------------------------
                                                     Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

SALOMON SMITH BARNEY INC.,

 by
   --------------------------------
    Title:

CHASE SECURITIES INC.,

 by
   --------------------------------
    Title:

CREDIT SUISSE FIRST BOSTON CORPORATION,

 by
   --------------------------------
    Title:

J.P. MORGAN SECURITIES INC.,

 by
   --------------------------------
    Title:

LEHMAN BROTHERS INC.,

 by
   --------------------------------
    Title:

MORGAN STANLEY & CO. INCORPORATED,

 by
   --------------------------------
    Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

 by
   --------------------------------
    Title:

                                                                  EXHIBIT A


                         Union Pacific Corporation

                              Debt Securities

                              TERMS AGREEMENT


                                                      _______________, 199_



Union Pacific Corporation
     1416 Dodge Street, MC CA 280
          Omaha, NE 68179

Attention:  Treasurer

          Re: Distribution Agreement dated as of
              October 19, 1998 (the "Distribution Agreement")

          The undersigned agrees to purchase the following Debt Securities (capitalized terms used and not defined herein have the meanings given such terms in the Distribution Agreement):

         Principal Amount: $______________________________________________

         Original Issue Date: ____________________________________________

         Settlement Date and Time:  ______________________________________

         Maturity Date:  _________________________________________________

         Purchase Price: _____% of Principal Amount, plus accrued interest, if any, from Settlement Date

         Redemption Date (Dates):

         Redemption Price:

         Repayment Date:

         Repayment Price:

         [(For Fixed Rate Notes)

         Interest Rate: _________________________________________________]

         [(For Floating Rate Notes)

         Initial Interest Rate: ________________________________________]

         Interest Rate Basis (Commercial Paper, LIBOR, CMT, Federal Funds,
               Prime, CD, or Treasury):  _______________________________

         Index Maturity (30, 60, 90 days, 6 months, 1 year, other): ________________________________________________

         Interest Payment Period (monthly, quarterly, semiannually, annually): _____________________________________________

         Spread:  ____________ points (+/-)

         Spread Multiplier: _________________%

         Maximum Interest Rate: ________________%

         Minimum Interest Rate:  _______________%

         Interest Reset Dates:  ______________________________________

         Interest Payment Dates: _____________________________________]

          [The certificate referred to in Section 5(e)-(iii) of the Distribution Agreement, the opinion referred to in Section 5(e)(i) of the Distribution Agreement and the accountants' letter referred to in
Section 5(e)(iv) of the Distribution Agreement will be required.]


SALOMON SMITH BARNEY INC.,

 by
   ------------------------------
    Title:

CHASE SECURITIES INC.,

 by
   ------------------------------
    Title:

CREDIT SUISSE FIRST BOSTON CORPORATION,

 by
   ------------------------------
    Title:

J.P. MORGAN SECURITIES INC.,

 by
    -----------------------------
    Title:

LEHMAN BROTHERS INC.,

 by
    -----------------------------
    Title:

MORGAN STANLEY & CO. INCORPORATED,

 by
    -----------------------------
    Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

 by
    -----------------------------
    Title:


                                                 Accepted:

                                                 UNION PACIFIC CORPORATION

                                                   by
                                                      ------------------------
                                                       Title:

                                 SCHEDULE I


                                Commissions


          With respect to the Securities sold by each Agent, such Agent will receive in full compensation for its services pursuant to the Distribution Agreement dated as of October 19, 1998 (the "Agreement"), a fee, payable by deduction from amounts otherwise payable by an Agent for Securities sold by such Agent, equal to the following percentage of the principal amount of the Securities sold:

Maturity                                          Commission
--------                                          ----------

9 months to less than 1 year                      .125%
1 year to less than 18 months                     .150%
18 months to less than 2 years                    .200%
2 years to less than 3 years                      .250%
3 years to less than 4 years                      .350%
4 years to less than 5 years                      .450%
5 years to less than 6 years                      .500%
6 years to less than 7 years                      .550%
7 years to less than 10 years                     .600%
10 years to less than 15 years                    .625%
15 years to less than 20 years                    .700%
20 years to 30 years                              .750%
Greater than 30 years                             to be
                                                  negotiated